UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 23rd Floor

New York, New York 10169

(Address of principal executive offices)

(212) 521-6323

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2021, Lument Finance Trust, Inc. (“LFT”) announced that it entered into and closed LMNT 2021-FL1, a commercial real estate collateralized loan obligation (the “2021-FL1 CLO” or the “Securitization”). In connection with the 2021-FL1 CLO, two of LFT’s consolidated subsidiaries, LFT CRE 2021-FL1, Ltd. (the “Issuer”) and LFT CRE 2021-FL1, LLC (the “Co-Issuer” and, together with the Issuer, the “Issuers”) co-issued and sold $833,750,000 aggregate principal amount of investment grade-rated notes (the “Offered Notes”). The Issuer also issued and sold $70,000,000 aggregate principal amount of below investment grade-rated notes (the “Non-Offered Notes” and, together with the Offered Notes, the “Notes”) and preferred shares with an aggregate liquidation preference and notional amount of $96,250,000 (the “Preferred Shares” and, together with the Notes, the “Securities”). The Securities were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, with the Offered Notes sold to institutional investors and the Non-Offered Notes and Preferred Shares sold to LFT CRE 2021 Preferred, LLC (“LFT Holder”), a third consolidated subsidiary of LFT.

The Notes were issued pursuant to an indenture, dated as of June 14, 2021 (the “Indenture”), by and among the Co-Issuers, Lument Commercial Mortgage Trust (“LCMT”), as advancing agent, Wilmington Trust, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as note administrator and custodian (the “Note Administrator”). The information contained in Item 2.03 of this Form 8-K regarding the terms of the indenture and the Notes is incorporated by reference into this Item 1.01.

The net proceeds of the sale of the Notes, after payment of certain fees and expenses, including the payment of organizational expenses and expenses related to the issuance of the Notes, were applied by the Issuer to (i) purchase a portfolio of mortgage assets, (ii) fund certain accounts for the acquisition of additional qualifying mortgage assets, (iii) repay amounts owed in respect of certain pre-closing date financing arrangements, and (iv) undertake certain related activities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The aggregate principal amounts of the following eight classes of Notes (each, a “Class”) were issued pursuant to the terms of the Indenture: (1) $570,000,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes (“Class A Notes”); (2) $42,500,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes (“Class A-S Notes”); (3) $66,250,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes (“Class B Notes”); (4) $71,250,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes (“Class C Notes”); (5) $61,250,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes (“Class D Notes”); (6) $22,500,000 aggregate principal amount of Class E Sixth Priority Floating Rate Notes (“Class E Notes”); (7) $42,500,000 aggregate principal amount of Class F Seventh Priority Floating Rate Notes (“Class F Notes”); and (8) $27,500,000 aggregate principal amount of Class G Eight Priority Floating Rate Notes (“Class G Notes”). The Class A, A-S, B, C, D and E Notes sold to institutional investors comprise the Offered Notes. The Class F and G Notes sold to LFT Holder comprise the Non-Offered Notes.

As of June 14, 2021, the closing date of the 2021-FL1 CLO (the “Closing Date”), the Notes are secured by a portfolio of mortgage assets and cash with a face value of approximately $1,000,000,000, with the mortgage assets consisting primarily of first lien commercial mortgage loans and participations in such mortgage loans. Through its ownership of the equity of the Issuer, LFT intends to own the portfolio of mortgage assets until the portfolio’s maturity and will account for the issuance of the Offered Notes on its balance sheet as a financing. The financing has an approximate two-and-a-half-year reinvestment period that allows the principal proceeds and sale proceeds (if any) of the mortgage assets to be reinvested in qualifying mortgage assets subject to the satisfaction of certain conditions set forth in the Indenture. The proceeds of the issuance of the securities include approximately $314 million of cash that was deposited into an unused proceeds account for the purpose of acquiring additional mortgage assets for a period of up to 180 days from the Closing Date, at which point it is expected that the Issuer will own mortgage assets with a face value of approximately $1,000,000,000. Following the 180-day period for acquisition of additional assets, any amounts remaining in the unused proceeds account (excluding (i) any such amounts that are designated by the Collateral Manager to be held in order to acquire mortgage assets for which the Collateral Manager has committed to purchase on or before the last day of such period and for which the related purchase will settle within 60 days after the last day of such period and (ii) at the election of the Collateral Manager, an amount up to $5,000,000 to be held for reinvestment in qualifying reinvestment mortgage assets) will be applied as principal proceeds to redeem the Notes in order of seniority pursuant to the Indenture.

The mortgage assets acquired on the Closing Date were purchased by the Issuer from LCMT. Prior to the Closing Date, mortgage assets with an outstanding principal balance as of the Closing Date of: (i) approximately $447.5 million were held by LFT’s prior commercial real estate collateralized loan obligations, Hunt CRE 2017-FL1, Ltd. and Hunt CRE 2018-FL2, Ltd.; (ii) approximately $22.6 million were held by LCMT; (iii) approximately $112.5 million were held by OREC 2018-CRE1, Ltd., a commercial real estate collateralized loan obligation sponsored by ORIX Capital Markets, LLC, an affiliate of the Collateral Manager; (iv) approximately $82.6 million were held by OREC Structured Finance Co., LLC dba Lument Structured Finance (“Lument Structured Finance”), an affiliate of the Collateral Manager; and (v) approximately $4.6 million were held by ORIX RE Holdings, LLC (“OREH”), an affiliate of the Collateral Manager. The mortgage assets acquired by LCMT from affiliates of the Collateral Manager were purchased at an aggregate premium to par of approximately $0.4 million.

LCMT, as seller, made certain customary representations and warranties to the Issuer with respect to the mortgage assets it sold. If any such representations or warranties are materially inaccurate, the Issuer may compel LCMT to repurchase the affected mortgage assets from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable. Any additional mortgage assets acquired by the Issuer are expected to be purchased on similar terms, pursuant to the requirements set forth in the Indenture.

On the Closing Date, the Issuer entered into a Collateral Management Agreement with OREC Investment Management, LLC dba Lument Investment Management, LFT’s external manager (the “Collateral Manager”) pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the mortgage assets and other eligible investments securing the Notes. The Collateral Manager has waived its right to receive a management fee for the services rendered under the Collateral Management Agreement for so long as the Collateral Manager or an affiliate thereof is the collateral manager and also the external manager of LFT.

On the Closing Date, the Issuer, the Collateral Manager, LCMT, the Note Administrator and the Trustee entered into a Servicing Agreement with ORIX Real Estate Capital, LLC dba Lument Capital (“Lument Capital”), an affiliate of the Collateral Manager, pursuant to which Lument Capital has agreed to act as servicer and special servicer for the mortgage assets.

As of the Closing Date, Lument Structured Finance, an affiliate of the Collateral Manager, had approximately $41.2 million of unfunded commitments related to loans held in 2021-FL1 CLO (“Future Funding Participations”). Lument Structured Finance will have the sole obligation to make future advances under the Future Funding Participations.

The Offered Notes represent limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the mortgage assets purchased by the Issuer from LCMT on and after the Closing Date and pledged under the Indenture (the “Collateral”). To the extent the Collateral is insufficient to make payments in respect of the Offered Notes, none of the Issuer, the Co-Issuer, any of their respective affiliates or any other person will have any obligation to pay any further amounts in respect of the Offered Notes. The Non-Offered Notes sold to LFT Holder are limited recourse obligations of the Issuer and are not secured by the Collateral securing the Offered Notes. The Preferred Shares sold to LFT Holder are not secured by the Collateral securing the Offered Notes.

The Offered Notes have an initial weighted average interest rate of approximately 1.43% plus one-month LIBOR. Interest payments on the Notes are payable monthly, beginning on July 16, 2021, to and including June 17, 2039, the stated maturity date of the Notes. As advancing agent under the Indenture, LCMT, a consolidated subsidiary of LFT, may be required to advance interest payments due on the Class A, A-S and B Notes on the terms and subject to the conditions set forth in the Indenture. LCMT is entitled to receive (but has waived its right to receive) a fee, payable on a monthly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.25% per annum on the aggregate outstanding principal amount of the Class A Notes, the Class A-S Notes and the Class B Notes.

Each Class of Notes will mature at par on June 17, 2039, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments set forth in the Indenture. Assuming certain collateral characteristics including that there are no prepayments, defaults, extensions or delinquencies, (i) the weighted average life of the Class A Notes is expected to be approximately 3.08 years from the closing date, (ii) the weighted average life of the Class A-S Notes is expected to be approximately 3.53 years from the closing date, (iii) the weighted average life of the Class B Notes is expected to be approximately 3.60 years from the closing date, (iv) the weighted average life of the Class C Notes is expected to be approximately 3.88 years from the closing date, (v) the weighted average life of the Class D Notes is expected to be approximately 4.01 years from the closing date, (vi) the weighted average life of the Class E Notes is expected to be approximately 4.09 years from the closing date, (vii) the weighted average life of the Class F Notes is expected to be approximately 4.10 years from the closing date and (viii) the weighted average life of the Class G Notes is expected to be approximately 4.17 years from the closing date. There is no assurance that such assumptions will be met.

In general, payments of principal and interest (including any defaulted interest amount) on the Class A Notes will be senior to all payments of principal and interest on the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Notes; payments of principal and interest (including any defaulted interest amount) on the Class A-S Notes will be senior to all payments of principal and interest on the Class B, Class C, Class D, Class E, Class F and Class G Notes; payments of principal and interest (including any defaulted interest amount) on the Class B Notes will be senior to all payments of principal and interest on the Class C, Class D, Class E, Class F and Class G Notes; payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class C Notes will be senior to all payments of principal and interest on the Class D, Class E, Class F and Class G Notes; payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class D Notes will be senior to all payments of principal and interest on the Class E, Class F and Class G Notes; payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class E Notes will be senior to all payments of principal and interest on the Class F and Class G Notes; and payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class F Notes will be senior to all payments of principal and interest on the Class G Notes. Payments on the Notes will be senior to dividends and all other distributions in respect of the Preferred Shares.

The Notes are subject to a clean-up call redemption (at the option of and at the direction of the Collateral Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes has been reduced to 10% or less of the aggregate outstanding principal amount of the Offered Notes outstanding on the Closing Date.

Subject to certain conditions described in the Indenture, on June 16, 2023, and on any interest payment date thereafter, the Issuers may redeem the Notes and the Preferred Shares at the direction of the holders of a majority of the holders of the Preferred Shares.

The Notes are also subject to a mandatory redemption on any interest payment date on which certain note protection tests set forth in the Indenture are not satisfied and following the end of the 180-day period for acquisition of additional assets if the ratings assigned to the Notes as of the Closing Date are downgraded or withdrawn. Any mandatory redemption of the Notes is to be paid from interest and principal proceeds of the mortgage assets in accordance with the priority of payments set forth in the Indenture, until the applicable note protection tests are satisfied or the applicable ratings are reinstated.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the Preferred Shareholders may require that the Issuer prepay all of the Notes.

LCMT has agreed to comply with the retention requirements of Regulation RR under the Securities Exchange Act of 1934, as amended, by causing a “majority-owned affiliate” (as defined in Regulation RR) to retain Preferred Shares in an amount equal to not less than 5% of the fair value of the Notes and Preferred Shares as of the Closing Date. However, if Regulation RR is modified or repealed, LCMT may choose to comply with Regulation RR as is then in effect.

The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts and deferred interest amounts, as applicable).

The Indenture contains certain customary events of default for a transaction of this type.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2021, LFT’s Board of Directors approved the Lument Finance Trust, Inc. Bylaws which amend and restate the Hunt Companies Finance Trust, Inc. Third Amended and Restated Bylaws. As so amended and restated, the bylaws now provide that:

•	the name of the corporation has been changed to “Lument Finance, Trust, Inc.”;

•	if a meeting of stockholders is postponed to a date more than 120 days (prior to the amendment, 90 days) after the record date originally fixed for the meeting, a new record date for such meeting may be determined as provided in the bylaws.

•	unless LFT consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of LFT, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of LFT to LFT or to the stockholders of LFT asserting a claim of breach of any standard of conduct set forth in the Maryland General Corporation Law (the “MGCL”), (3) any action asserting a claim against LFT or any director or officer or other employee of LFT arising pursuant to any provision of the MGCL or LFT’s charter or bylaws, or (4) any action asserting a claim against LFT or any director or officer or other employee of LFT that is governed by the internal affairs doctrine; and

•	unless LFT consents in writing to the selection of a different forum, to the fullest extent permitted by laws, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Lument Finance Trust, Inc. Bylaws became effective on June 16, 2021. The foregoing description is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Lument Finance Trust, Inc. Bylaws, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Lument Finance Trust, Inc. (the “Company”) was held on June 16, 2021. At the Annual Meeting, LFT stockholders voted to (i) re-elect James C. Hunt, Neil A. Cummins, James P. Flynn, William A. Houlihan and Walter C. Keenan to the Board of Directors to serve until the next annual meeting or until their respective successors are duly elected, (ii) approve, on an advisory basis, the compensation of the named executive officers of LFT, as described in the proxy statement for the Annual Meeting and (iii) ratify the appointment of KPMG, LLP as LFT’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	The voting results for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
James C. Hunt	12,876,742	461,370	5,814,028
Neil A. Cummins	12,427,838	910,274	5,814,028
James P. Flynn	13,063,170	274,942	5,814,028
William A. Houlihan	12,886,146	451,966	5,814,028
Walter C. Keenan	12,889,262	448,850	5,814,028

2.	The voting results of the proposal to approve, on an advisory basis, the compensation of the named executive officers of LFT, as described in the proxy statement for the Annual Meeting, were as follows:

For	Against	Abstained	Broker Non-Votes
12,570,739	603,839	163,534	5,814,028

3.	The voting results of the proposal to ratify the appointment of KPMG, LLP as LFT’s independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

For	Against	Abstained	Broker Non-Votes
18,960,745	95,276	96,119	N/A

Item 7.01	Regulation FD Disclosure.

On June 14, 2021, LFT issued a press release announcing the closing of the commercial real estate mortgage securitization disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is furnished herewith as Exhibit 99.1.

On June 16, 2021, LFT issued a press release announcing the declaration of a cash dividend of $0.09 per share of common stock, as further described in the dividend press release. LFT also announced a cash dividend of $0.3828125 per share of 7.875% Cumulative Redeemable Series A Preferred Stock, as further described in the dividend press release. A copy of the dividend press release is furnished herewith as Exhibit 99.2 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)       Exhibits.

3.1	Lument Finance Trust, Inc. Bylaws
99.1	Press Release of Lument Finance Trust, Inc., dated June 14, 2021.
99.2	Press Release of Lument Finance Trust, Inc., dated June 16, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: June 17, 2021	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer